UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[   ]  Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]  Definitive Information Statement

GROW CAPITAL, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SCHEDULE 14 C INFORMATION STATEMENT

Pursuant to Section 14C of the Securities Exchange Act of 1934, as amended

2485 Village View Drive, Suite 180

Henderson, NV 89074

Dear Stockholder:

The enclosed Information Statement is being furnished on or about June 9, 2020 to the holders of record of shares of the common stock, par value $0.001 (“Common Stock”) of Grow Capital, Inc., a Nevada corporation (the “Company”), as of June 8, 2020 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on May 13, 2020, our board of directors, and effective May 18, 2020, the holders of our outstanding capital stock having a majority of the voting power as of May 15, 2020 (the “Voting Stockholders”), respectively, adopted the following resolutions:

•A one for twenty reverse stock split of the Company’s issued and outstanding shares of Common Stock with all fractional shares resulting therefrom being rounded up to the next whole number, with payment in cash to stockholders who are left with no more than a fractional share on the basis of $0.05 per share of existing Common Stock, and without affecting the number of the Company’s authorized shares (the “Reverse Stock Split”); and

•The filing of an amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split.  A copy of the amendment is attached as Appendix A to this Information Statement.

 This Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record as of the Record Date for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. We are not soliciting your proxy in connection with this action. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders and other regulatory requirements have been met.

This notice and accompanying Information Statement shall constitute notice to you of the Voting Stockholders taking the aforementioned corporate actions by written consent, without a meeting, pursuant to the requirements of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of
GROW CAPITAL, INC.

	By:	/s/ Terry Kennedy
Terry Kennedy, Chief Executive Officer and President
Henderson, Nevada
June 9, 2020

You may access the Information Statement online at: http://www.colonialstock.com/GrowCapital.pdf.

2485 Village View Drive, Suite 180

Henderson, NV 89074

___________________________________________________________________

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

___________________________________________________________________

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

___________________________________________________________________

INTRODUCTION

This Information Statement is being furnished to the stockholders of Grow Capital, Inc., a Nevada corporation (the “Company”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders holding a majority of the shares entitled to vote on such action (“Voting Stock”), in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about June 9, 2020, and is being furnished for informational purposes only.

Our board of directors (the “Board”) has determined that the close of business on June 8, 2020, was the record date  for the stockholders entitled to notice of the following actions:

•A one for twenty reverse stock split of the Company’s issued and outstanding shares of Common Stock with all fractional shares resulting therefrom being rounded up to the next whole number, with payment in cash to stockholders who are left with no more than a fractional share on the basis of $0.05 per share of existing Common Stock, and without affecting the number of the Company’s authorized shares (the “Reverse Stock Split”); and

•The filing of an amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split.  A copy of the amendment is attached as Appendix A to this Information Statement.

On May 13, 2020, the Board approved the Reverse Stock Split and recommended it to our stockholders, and effective May 18, 2020, stockholders, consisting solely of management and directors of the Company holding a majority of the outstanding shares of Voting Stock, approved the Reverse Stock Split.

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by stockholders holding at least a majority of the voting power. No stockholder meeting was required, and no other stockholder approval is required.

Stockholders holding 135,693,877 shares of Common Stock, representing approximately 52.84% of the shares of Voting Stock, executed and delivered to us a written consent authorizing and approving the Reverse Stock Split. Stockholders who signed the written consent were James Olson (Chairman), Terry Kennedy (Chief Executive Officer and President), Jonathan Bonnette (Director, Chief Technology Officer and Chief Executive Officer of our operating subsidiary Bombshell Technologies, Inc.), Carl Sanko (Director and Secretary), Trevor Hall (Chief Financial Officer and Treasurer), Joel Bonnette (Chief Technology Officer of our operating subsidiary Bombshell Technologies, Inc.), and certain limited liability companies beneficially owned by such stockholders or with joint tenants of such stockholders.

Accordingly, the Reverse Stock Split has been approved by the holders of a majority of our outstanding shares of Voting Stock, and no further vote or further action of our stockholders is required to approve this action. You are being provided with notice of the approval of the Reverse Stock Split by less than unanimous written consent of our stockholders. However, under Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be effective until twenty days after this Information Statement has first been sent to stockholders and any other applicable regulatory requirements have been met.

The Company will pay for preparing and distributing this Information Statement.

On May 13, 2020, the Board authorized management to deliver this Information Statement.

Our executive offices are located at 2485 Village View Drive, Suite 180, Henderson, NV 89074 and our telephone number is (702) 830-7919.

DISSENTERS’ RIGHT OF APPRAISAL

Stockholders do not have any dissenter or appraisal rights in connection with the Reverse Stock Split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

At the time of the stockholder action, our issued and outstanding voting securities consisted of shares of Common Stock. As of May 15, 2020, there were 256,787,388 shares of Common Stock issued and outstanding.  The Company also has 50,000,000 authorized preferred shares, none of which are outstanding.  Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. The written consent of a majority of the outstanding shares of Common Stock was necessary to authorize the Reverse Stock Split described herein.

Security Ownership Of Certain Beneficial Owners And Management

The following tables sets forth certain information, as of May 15, 2020, with respect to the beneficial ownership of our outstanding Common Stock by: (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s securities; (ii) each of our directors and executive officers and; (iii) our directors and executive officers as a group, based on 256,787,388 shares of Common Stock outstanding as of May 15, 2020.

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of the holders of 5% or more of any class of the Company’s securities as of May 15, 2020:

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Terry Kennedy 688 Childrens Way Henderson, NV 89052	47,545,779(1)	18.5%
Common Stock	Jonathan Bonnette 2285 Coral Ridge Avenue Henderson, NV 89052	30,774,566(2)	12.0%
Common Stock	Carl Sanko 4824 Denaro Drive Las Vegas, NV 89135	26,530,124(3)	10.3%
Common Stock	Joel Bonnette 25769 Royal Birkdale Dr. Denham Springs, LA 70726	22,849,186(4)	9.0%
Common Stock	Andy S. Albright c/o Robert J. King III 2000 Renaissance Plaza 230 North Elm Street Greensboro, NC 27401	22,135,728(5)	8.6%

(1)  Of the share total, 11,479,469 shares of Common Stock are held in Mr. Kennedy’s name.  Of the remaining shares, (i) 4,000,000 shares of Common Stock are held in the name of Racing 123, LLC, (ii) 2,500,000 shares of Common Stock are held in the name of Off The Wall LLC, (iii) 2,334,002 shares are held in the name of Journey, Home 4 Teens LLC, (iv) 8,300,898 shares are held in the name of AYG LLC, and (v) 18,931,410 shares are held in the name of Zeake LLC, which are companies of which Mr. Kennedy is an indirect beneficial owner.

(2)  Of the share total, 11,843,156 shares of Common Stock are held in the name of Jonathan Bonnette. Of the remaining shares, (i) 8,300,898 shares of Common Stock are held in the name of Ambiguous Holdings LLC, and (ii) 18,931,410 shares are held in the name of Zeake LLC, which are companies of which Mr. Bonnette is an indirect beneficial owner.

(3)  Of the share total, 6,457,356 shares of Common Stock are held in the name of Carl Sanko. 13,030,788 shares of Common Stock are beneficially owned as community property by Carl Sanko and Micol Sanko or by Carl and Micol Sanko as joint tenants, with equal voting rights and dispositive power, and 4,206,980 shares are held in the name of Zeake LLC, which is a company of which Mr. Sanko is an indirect beneficial owner. Carl Sanko and Micol Sanko jointly own MCRL Holdings LLC and are indirect beneficial owners of all of the 2,835,000 shares of Common Stock owned by MCRL Holdings.

(4)  Of the share total, 714,286 shares of Common Stock are held in the name of Joel Bonnette. Of the remaining shares, 13,834,002 shares of Common Stock are held in the name of Strategery LLC, and 8,300,898 are held in the name of Ambiguous Holdings LLC, which are companies of which Mr. Bonnette is an indirect beneficial owner.

(5)  Of the share total, 11,067,864 shares of Common Stock are held by KA Put and Call LLC and 11,067,864 shares of Common Stock are held by Albright Bombshell, LLC, both of which are 100% owned by Andy S. Albright.

Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of May 15, 2020:

Ownership of Directors and Executive Officers

Title of Class	Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	James J. Olson 45 Amaranth Drive Littleton, CO 80127	Director, Chairman	5,184,222	2.0%
Common Stock	Carl S. Sanko, CPA 4824 Denaro Drive Las Vegas, NV 89135	Director, Secretary	26,530,124 (1)	10.3%
Common Stock	Terry Kennedy 688 Childrens Way Henderson, NV 89052	President & CEO	47,545,779 (2)	18.5%
Common Stock	Jonathan Bonnette 2285 Coral Ridge Avenue Henderson, NV 89052	Director, Chief Technology Officer and CEO of Bombshell Technologies, Inc.	30,774,566 (3)	12.0%
Common Stock	Trevor K. Hall 6145 S. Rainbow Blvd, Suite 105 Las Vegas, NV 89118	CFO and Treasurer	2,810,000(4)	1.1%
Common Stock	Total Executive Officers and Directors as a group (5 persons)		112,844,691	43.9%

(1) Of the share total, 6,457,356 shares of Common Stock are held in the name of Carl Sanko. 13,030,788 shares of Common Stock are beneficially owned as community property by Carl Sanko and Micol Sanko or by Carl and Micol Sanko as joint tenants, with equal voting rights and dispositive power, and 4,206,980 shares are held in the name of Zeake LLC, which is a company of which Mr. Sanko is an indirect beneficial owner. Carl Sanko and Micol Sanko jointly own MCRL Holdings LLC and are indirect beneficial owners of all of the 2,835,000 shares of Common Stock owned by MCRL Holdings.

(2) Of the share total, 11,479,469 shares of Common Stock are held in Mr. Kennedy’s name.  Of the remaining shares, (i) 4,000,000 shares of Common Stock are held in the name of Racing 123, LLC, (ii) 2,500,000 shares of Common Stock are held in the name of Off The Wall LLC, (iii) 2,334,002 shares are held in the name of Journey, Home 4 Teens LLC,  (iv) 8,300,898 shares are held in the name of AYG LLC, and (v) 18,931,410 shares are held in the name of Zeake LLC, which are companies of which Mr. Kennedy is an indirect beneficial owner.

(3) Of the share total, 11,843,156 shares of Common Stock are held in the name of Jonathan Bonnette. Of the remaining shares, (i) 8,300,898 shares of Common Stock are held in the name of Ambiguous Holdings LLC, and (ii) 18,931,410 shares are held in the name of Zeake LLC, which are companies of which Mr. Bonnette is an indirect beneficial owner.

(4) Of the share total, 1,600,000 shares of Common Stock are held in the name of Trevor Hall. Of the remaining shares, 1,210,000 shares are held in the name of Goods Rentals, LLC, of which Mr. Hall is an indirect beneficial owner.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other Common Stockholders), none of our officers, directors, or any of their respective affiliates has any interest in the Reverse Stock Split.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the stockholders.

The Reverse Stock Split will become effective once we file an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada and it becomes effective as of the effective date set forth in the Amendment.  Such filing can become effective no earlier than twenty (20) calendar days after the mailing of this information statement.

In addition to the foregoing, we must first notify Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action and obtain the requisite approval from FINRA to effect the reverse stock split in the market on the OTCQB.

We currently expect to file the Amendment with an effective date of no earlier than June 30, 2020.

REVERSE STOCK SPLIT

The Board and our stockholders have approved the Amendment to effect the Reverse Stock Split. The Amendment will become effective twenty days after the mailing of this Information Statement and when all other applicable regulatory requirements have been met.

General Background

As of the Record Date, pursuant to our articles of incorporation as amended to date, we had the authority to issue 500,000,000 shares of Common Stock, of which 256,787,388 shares were issued and outstanding.  We also had authority to issue 50,000,000 shares of Preferred Stock of which no shares have been issued aor are outstanding.

Principal Motivation for the Reverse Stock Split

The Board believes it is in the best interests of the Company and the stockholders to implement the Reverse Stock Split (i) in order to reduce the number of our issued and outstanding shares of common stock thereby increasing the number of shares of common stock available for issuance, (ii) the Board believes it is likely to increase the market price for the Common Stock as fewer shares will be outstanding, and (iii) the expected increased market price will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock.

Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding would be reduced proportionately based on the reverse stock split ratio of 1-for-20. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which generally results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will typically be higher.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Board believes the increase from the Reverse Stock Split will position us better if our business continues to increase as we expect.

It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares.  By effecting the Reverse Stock Split, we will have a substantial number of shares of common stock available for issuance, giving us greater flexibility in considering and planning for future corporate needs and potential future acquisitions.

The Reverse Stock Split is not being made in connection with any going-private transaction, nor does the Board or management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

Implementation and Effects of the Reverse Stock Split

The Reverse Stock Split would have the following effects:

•the number of shares of the Common Stock owned by each stockholder will automatically be reduced proportionately based on the reverse stock split ratio of 1-for-20; and

•the number of shares of the Common Stock issued and outstanding will be reduced proportionately.

The following table summarizes the estimated effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 256,787,388 shares of common stock outstanding immediately prior to the Reverse Stock Split, and (ii) our authorized common stock is not reduced.

	Type of Stock		Number of Shares
Pre-Split	Common Stock	Authorized	500,000,000
		Issued and Outstanding	256,787,388
		Authorized but Unissued	243,212,612
Post-Split	Common Stock	Authorized	500,000,000
		Issued and Outstanding (approximate)	12,839,370
		Authorized but Unissued (approximate)	487,160,630

Potential Effects of Proposed Reverse Stock Split

At this time, the Company has no plans to issue such additional shares of its capital stock, other than as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-

takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or By-laws.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Stockholders who own fewer than 20 shares and are therefore left with no more than a fractional share will be paid cash on the basis of $0.05 per share of existing Common Stock that they own on the effective date of the Reverse Stock Split. The amount of cash each holder of fractional Common Stock will receive will be calculated by multiplying the number of shares of existing Common Stock that the stockholder owns on the effective date of the Reverse Stock Split times $0.05. As of May 15, 2020, the Company has identified 19 non-objecting beneficial owners that currently hold fewer than 20 shares.

Other Effects on Issued and Outstanding Shares

The rights and preferences of the issued and outstanding shares of the Common Stock will remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

In addition, the Reverse Stock Split would result in some stockholders owning “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the 1-for-20 stock split ratio. In addition, a reduction in number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

CUSIP Number

As a result of the Reverse Stock Split, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Common Stock will continue to be quoted on the OTC Markets, subject to compliance with OTC Marketplace listing standards.

No Dissenters’ Rights

Under the Nevada Revised Statutes, the stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Colonial Stock Transfer Co., Inc. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post- Reverse Stock Split of Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

Regardless of how stockholders hold our Common Stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent in connection with the Reverse Stock Split.

Holders of Fewer than 20 Shares of Common Stock

For those stockholders who will receive cash in lieu of fractional share, the Company will deposit with the its transfer agent, as soon as practicable prior to the effective date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The Company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees.

Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, it cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount the transfer agent will be required to pay for fractional share interests.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

If a stockholder (i) continues to hold stock directly immediately after the Reverse Stock Split and (ii) receives no cash as a result of the Reverse Stock Split, such stockholder should not recognize any gain or loss for federal income tax purposes exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split. This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

If a stockholder (i) receives cash in exchange for fractional shares as a result of the Reverse Stock Split, and (ii) does not continue to hold any stock directly immediately after the Reverse Stock Split, such stockholder will recognize capital gain or loss on the Reverse Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash such stockholder receives for its cashed out stock and the aggregate adjusted tax basis in such stock.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement will be provided to security holders at a shared address. To request a separate copy, please contact us by phone at (702) 830-7919 or by mail at Secretary, c/o Grow Capital, 2485 Village View Drive, Suite 180, Henderson, NV 89074.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC can be accessed free of charge via the SEC's EDGAR reporting system at www.sec.gov or at our website www.growcapitalinc.com.

By Order of the Board of Directors of
GROW CAPITAL, INC.

	By:	/s/ Terry Kennedy
Henderson, Nevada		Terry Kennedy
June 9, 2020		Chief Executive Officer and President

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

GROW CAPITAL, INC.

The undersigned, for the purposes of amending the Articles of Incorporation of Grow Capital, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the “NRS”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”) adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation to consummate a reverse stock split of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

SECOND: That upon the effectiveness of this Certificate of Amendment (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Nevada shall be automatically changed and reclassified into a smaller number of shares such that each twenty (20) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock, without reducing the number of authorized shares of Common Stock.  Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive either (1) cash in lieu of fractional shares upon the surrender of such stockholders’ old stock if they own less than 20 shares of Common Stock upon the record date or (2) have their ownership of shares rounded up to the nearest whole share if they own 20 or more shares of Common Stock.

THIRD: That in lieu of a meeting and vote of the stockholders of the Corporation (the “Stockholders”), the Stockholders have given written consent to said amendments in accordance with the provisions of Sections 78.385 and 78.390 of the NRS, and written notice of the adoption of the amendments has been given to every stockholder entitled to such notice.

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of the NRS.

FIFTH: The aforesaid amendment shall be effective as of: Date: June ______, 2020 Time:
(must not be later than 90 days after the certificate is filed)

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation of the Corporation to be duly executed by the undersigned this ____ day of ___________, 2020.

GROW CAPITAL, INC.

By:
Name:
Title: